FIRY

Adjusted EBITDA Reconciliation

($ in M)	FY2024				FY2025				LTM Ended Mar-26			
	Skillz	RZR	Corporate	Consol	Skillz	RZR	Corporate	Consol	Skillz	RZR	Corporate	Consol
Net loss	**($12)**	**($8)**	**($27)**	**($47)**	**($6)**	**$2**	**($66)**	**($70)**	**($3)**	**$5**	**($66)**	**($64)**
1 Interest expense (income), net	-	(0)	(0)	**($0)**	-	(0)	6	**$6**	-	(0)	7	**$7**
2 Stock-based compensation	7	0	23	**$30**	4	0	15	**$20**	3	0	13	**$17**
3 Depreciation and amortization	1	0	1	**$2**	1	0	1	**$1**	1	0	1	**$2**
4 Provision (benefit) for income taxes	-	0	(0)	**$0**	-	(1)	1	**$0**	-	(1)	1	**$0**
5 Gain from litigation settlement	-	-	(46)	**($46)**	-	-	(8)	**($8)**	-	-	(8)	**($8)**
6 Other (income) expense, net	-	0	0	**$1**	-	0	0	**$1**	-	(0)	0	**($0)**
Adjusted EBITDA	**($3)**	**($8)**	**($50)**	**($61)**	**($2)**	**$2**	**($50)**	**($50)**	**$1**	**$5**	**($52)**	**($46)**
7 Litigation expense	-	-	13	**$13**	-	-	16	**$16**	-	-	16	**$16**
Adjusted EBITDA (excl. Litigation expense)	**($3)**	**($8)**	**($37)**	**($48)**	**($2)**	**$2**	**($34)**	**($34)**	**$1**	**$5**	**($35)**	**($30)**
8 Segment allocations	(4)	(0)	5	**$1**	(5)	(0)	5	**$0**	(5)	(0)	5	**$0**
9 Eliminations	0	(1)	0	**($1)**	0	(0)	0	**($0)**	0	(0)	0	**($0)**
Adjusted EBITDA (excl. Litigation expense), net	**($8)**	**($8)**	**($32)**	**($48)**	**($6)**	**$1**	**($29)**	**($34)**	**($4)**	**$4**	**($30)**	**($30)**

Note: Rounding may cause variances

Key Definitions

1. **Interest expense (income), net:** Net interest on existing indebtedness offset by interest income on cash balances
2. **Stock-based compensation:** Non-cash expense from equity compensation granted to employees and directors
3. **Depreciation and amortization:** Non-cash charges primarily related to capitalized internal-use software and platform infrastructure
4. **Provision (benefit) for income taxes:** Income tax expense recorded for the period, including both current and deferred taxes
5. **Gain from litigation settlement:** Non-recurring income from AviaGames settlement
6. **Other (income) expense, net:** Residual non-operating items (e.g., warrant fair value changes, FX, insurance recoveries)
7. **Litigation expense**: Discrete legal costs associated with major cases (e.g., AviaGames, Papaya, Tether)
8. **Segment allocations**: Costs reclassified to present segment results on a consistent allocation basis; no impact on consolidated Adjusted EBITDA
9. **Eliminations:** Intercompany balances and transactions eliminated in consolidation; no impact on consolidated Adjusted EBITDA

CONFIDENTIAL PROPERTY OF FIRY

1

CONFIDENTIAL PROPERTY OF FIRY 2 • The Company uses Adjusted EBITDA, a non-GAAP performance measure, to supplement its results presented in accordance with U.S. GAAP. The Company’s management believes Adjusted EBITDA is useful in evaluating its operating performance and is a similar measure reported by publicly- listed U.S. competitors, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. By providing this non-GAAP measure, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability for the periods presented. The Company has provided herein a reconciliation of Adjusted EBITDA to the most directly comparable measures under GAAP. Adjusted EBITDA is not intended to be a substitute for any U.S. GAAP financial measures and, as calculated, may not be comparable to other similarly titled financial measures of other companies in other industries or within the same industry. • The Company defines and calculates Adjusted EBITDA as net income (loss), excluding interest income (expense), net; change in fair value of common stock warrant liabilities; other income (expense), net; provision for (benefit from) income taxes; depreciation and amortization; stock-based compensation expense and related payroll tax expense; and certain other non-cash or non-recurring items impacting net loss from time to time, including, but not limited to charges related to impairment of goodwill and long-lived assets, litigation accruals, loss contingency accruals, gain on extinguishment of debt, gains from litigation settlements, restructuring charges and one-time nonrecurring expenses, as they are not indicative of business operations. The Company defines and calculates Adjusted EBITDA, less litigation expense as Adjusted EBITDA excluding litigation expense.